Exhibit 10.2

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (the “Agreement”) is made between (i) David Kirwan (“Employee”) and (ii) Fischer Imaging Corporation (the “Company”).  Employee and the Company are referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, due to the Company’s current financial state and its desire to retain and incentivize Employee, the Company and Employee wish to redefine the employment relationship between the Company and Employee and agree to a settlement with respect to amounts that would be due to Employee under the Retention and Severance Agreement dated June 29, 2005 between Employee and the Company (the “Severance Agreement”);

WHEREAS, Employee wishes to resign his employment with the Company effective December 2, 2005 and the Company and Employee intend to enter into an Independent Contractor Agreement with the Company, effective as of December 2, 2005 (the “Independent Contractor Agreement”)

WHEREAS, the Parties wish to resolve fully and finally any potential claims by Employee against the Company and any other potential disputes between the Parties; and

WHEREAS, in order to accomplish this end, the Parties are willing to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein, the sufficiency of which is acknowledged by the Parties, the Parties to this Agreement agree as follows:

TERMS

1.  Resignation and Effective Date.  Employee hereby resigns his employment effective December 2, 2005 (the “Separation Date”).  This Agreement shall become effective (the “Effective Date”) on the eighth day after Employee’s execution of this Agreement, provided that Employee has not revoked Employee’s acceptance pursuant to Section 6.e. below.  Employee acknowledges and agrees all rights of Employee under the Severance Agreement are terminated as of the Separation Date and that the payment made pursuant to Section 2.a. below is in full satisfaction and settlement of all existing claims and entitlements of Employee under the Severance Agreement.

2.  Separation Package.

a.             Separation Pay.  As of the Effective Date, and on the express condition that Employee has not rescinded this Agreement, the Company will pay Employee a one-time lump sum payment of $90,741.34, less applicable withholdings and deductions.  These payments (less applicable taxes and other deductions) will be mailed or direct deposited to the Employee.

b.             Medical & Dental Benefits.  The Employee shall not be entitled to medical or dental benefits.

c.             Taxes.  If, for any reason, at any time, a claim is made against the Company for any tax or withholding in connection with or arising out of any payment made or consideration provided under this Section 2 of this Agreement, Employee shall respond to any such claim within thirty (30) days of being notified by the Company, and Employee agrees to indemnify the Company and hold it harmless against such claims, including, but not limited to, taxes, attorneys’ fees, penalties and/or interest, which are or become due from the Company.

3.  General Release.

a.             The Employee, for himself, and for his affiliates, successors, heirs, subrogees, assigns, principals, agents, partners, employees, associates, attorneys and representatives voluntarily, knowingly and intentionally releases and discharges (1) the Company and its predecessors, successors, parents, subsidiaries, affiliates, and assigns, and (2) each of their respective officers, directors, principals, shareholders, agents, attorneys, board members, and employees from any and all claims, actions, liabilities, demands, rights, damages, costs, expenses, and attorneys’ fees (including but not limited to any claim of entitlement for attorneys’ fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorneys’ fees), of every kind and description from the beginning of time through the Effective Date (the “Released Claims”).

b.             The Released Claims include but are not limited to those which arise out of, relate to, or are based upon: (i) Employee’s employment with the Company or the separtion thereof; (ii) statements, acts or omissions by the Company whether in its individual or representative capacities, (iii) express or implied agreements between the Parties (including, without limitation, (iv) any stock option grant, agreement, or plan (except as provided herein), (v) the Severance Agreement, (vi) all state and federal statutes, including but not limited to claims based on race, sex, disability, age, or any other characteristic of Employee under the Americans with Disabilities Act, the Older Worker’s Benefit Protection Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 (as amended), the Employee’s Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, and/or the Worker Adjustment and Retraining Notification Act, (vii) any federal and state common law, and (viii) any claim which was or could have been raised by Employee.

4.  Unknown Facts.  This Agreement includes claims of every nature and kind, known or unknown, suspected or unsuspected.  Employee hereby acknowledges that Employee may hereafter discover facts different from, or in addition to, those which Employee now knows to be or believes to be true with respect to this Agreement, and Employee agrees that this Agreement and the releases contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

5.  No Admission of Liability.  The Parties agree that nothing contained herein, and no action taken by any party hereto with regard to this Agreement, shall be construed as an admission by any party of liability or of any fact that might give rise to liability for any purpose whatsoever.

6.  Representations and Warranties.  Employee represents and warrants as follows:

a.                                       He has read this Agreement and agrees to the conditions and obligations set forth in it;

b.             He has been advised to consult with an attorney prior to executing this Agreement and voluntarily executes this Agreement after having had full opportunity to consult with counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of the Company, including its attorneys, officers, shareholders, directors, employees and agents;

c.             He has had at least twenty-one days in which to consider the terms of this Agreement.  In the event that Employee executes this Agreement in less time, it is with the full understanding that he had the full twenty-one days if he so desired and that he was not pressured by the Company or any of its representatives or agents to take less time to consider the Agreement.  In such event, Employee expressly intends such execution to be a waiver of any right he had to review the Agreement for a full twenty-one days;

d.             He has no knowledge of the existence of any lawsuit, charge, or proceeding initiated by him against the Company or any of its officers, directors, agents, or employees arising out of or otherwise connected with any of the matters herein released;

e.             He has been informed and understands that (i) to the extent that this Agreement waives or releases any claims he might have under the Age Discrimination in Employment Act, he may rescind his waiver and release within seven calendar days of his execution of this Agreement, and (ii) any such rescission must be in writing and hand delivered to the Company addressed as follows:

Fischer Imaging Corporation

Attn: Gail Schoettler

12300 North Grant Street

Denver, CO 80241

and

f.              He has full and complete legal capacity to enter into this Agreement.

7.  Severability.  If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provisions hereof.  In the event any provision is held illegal, invalid or unenforceable, such provision shall be limited so as to effect the intent of the parties to the fullest extent permitted by applicable law.  Any claim by Employee against the Company shall not constitute a defense to enforcement by the Company of this Agreement.

8.  Enforcement.  The Release contained herein does not release any claims for enforcement of the terms, conditions or warranties contained in this Agreement.  The Parties shall be free to pursue any remedies available to them to enforce this Agreement subject to Section 10.

9.  Entire Agreement.  With the exception only of the Independent Contractor Agreement and as otherwise set forth herein, this Agreement constitutes the entire agreement between the Parties.  This Agreement supersedes any and all prior agreements (except those described in the first sentence of this Section) and cannot be modified except in writing signed by all Parties.

10.  Venue, Applicable Law and Submission to Jurisdiction.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado, without regard to its conflicts of law provisions.  Any disputes arising under this Agreement or by any asserted breach of it, or from the employment relationship between the Company and the Employee, shall be litigated in the state or federal courts in Colorado.

11.  Counterparts.  This Agreement may be executed in counterparts.

12.  Non-Disparagement.  Employee agrees not to make to any person any statement that disparages the Company or reflects negatively upon the Company, including, without limitation, statements regarding the Company’s financial condition, business practices, employment practices, or its predecessors, successors, parents, subsidiaries, officers, directors, employees, or affiliates.  The Company agrees not to make to any person any statement that disparages Employee or reflects negatively on Employee.

13.  Assignment.  The Company may assign its rights under this Agreement.  Employee cannot assign Employee’s rights under this Agreement without the written consent of the Company.  No other assignment is permitted except by written permission of the Parties.

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates written below.

EMPLOYEE	FISCHER IMAGING CORPORATION

/s/ David Kirwan	/s/ Gail Schoettler
David Kirwan	Name: Gail Schoettler
Title: Chair of the Board

December 14, 2005	December 14, 2005
Date	Date